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                                                                   EXHIBIT 23(C)





                   CONSENT OF EQUITABLE SECURITIES CORPORATION



         We hereby consent to the reference to the opinion of our firm under the captions "SUMMARY-- The Proposed Merger -- Recommendation of the Board of Directors of Cavalier and Cavalier's Reasons for the Merger," "THE PROPOSED MERGER -- Recommendation of the Board of Directors of Cavalier and Cavalier's Reasons for the Merger -- Opinion of Financial Advisor to Cavalier" and other references to our firm and to the inclusion of a copy of our opinion letter as Annex B to the Joint Proxy Statement/Prospectus which is a part of the Registration Statement filed by Cavalier Homes, Inc. on Form S-4 under the Securities Act of 1933, as amended. By giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                       EQUITABLE SECURITIES CORPORATION


                                       By: /s/ Philip D. Krebs
                                           ------------------------------------
                                               Managing Director


Nashville, Tennessee
November 24,  1997